                                                                   Exhibit 99.02

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

In February 2000, we acquired all of the outstanding shares of Open Software Technology, LLC ("OST"), a software consulting firm, for cash and stock. The total purchase price was $13.1 million, consisting of $7.3 million in cash, $3.2 million in stock, future cash payments of $2.4 million over two years from the acquisition date, and approximately $200,000 of acquired net liabilities. The following unaudited pro forma condensed combined consolidated balance sheets as of December 31, 1999 reflects the acquisition of OST as of December 31, 1999. The condensed combined consolidated statements of operations for the fiscal year ended December 31, 1999 give effect as if the acquisition had occurred as of January 1, 1999. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available. The pro forma condensed combined statement of operations is provided for illustrative purposes only and is not necessarily indicative of the combined consolidated results of operations that would have been reported had the acquisition occurred on January 1, 1999, nor does it represent a forecast of the combined future consolidated results of operations for any future period. All the information contained herein should be read in conjunction with the Actuate Corporation's ("Actuate") Consolidated Financial Statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Actuate's Annual Report on Form 10-K for the year ended December 31, 1999, and the financial statements and notes thereto of OST included in this filing as Exhibit 99.01.

             ACTUATE CORPORATION AND OPEN SOFTWARE TECHNOLOGY, LLC
       Unaudited Pro Forma Condensed Combined Consolidated Balance Sheets
                               December 31, 1999
                     (in thousands, except per share data)

                                                                   Actuate               OST
                                                                 December 31,       December 31,        Pro forma      Pro forma
                                                                    1999               1999            Adjustments     Combined
                                                                 ------------      -------------      -------------   -----------
ASSETS
Current assets:
  Cash, cash equivalents and short-term investments...             $ 24,153             $  426               $(9,114)    $ 15,465
  Accounts receivable, net............................               17,229              1,812                   (15)      19,026
  Prepaid and other current assets....................                1,107                 49                     -        1,156
                                                                 ----------       ------------        --------------   ----------
Total current assets..................................               42,489              2,287                (9,129)      35,647
Property and equipment, net...........................                2,438                 71                     -        2,509
Goodwill and other purchased intangible assets, net...                8,024                  -                13,101       21,125
Other assets..........................................                  430                 13                     -          443
                                                                 ----------       ------------        --------------   ----------
                                                                   $ 53,381             $2,371               $ 3,972     $ 59,724
                                                                 ==========       ============        ==============   ==========
LIABILITIES AND EQUITY
  Current liabilities:
  Bank loan...........................................             $      -             $  250               $     -     $    250
  Accounts payable and accrued expenses...............                9,577              1,263                   (15)      10,825
  Deferred revenue....................................               12,168                  -                     -       12,168
                                                                 ----------       ------------        --------------   ----------
Total current liabilities.............................               21,745              1,513                   (15)      23,243
                                                                 ----------       ------------        --------------   ----------
Long-term obligations.................................                    -                  -                 2,033        2,033
                                                                 ----------       ------------        --------------   ----------
Equity:
  Common stock........................................                   28              1,291                (1,291)          28
  Additional paid-in capital..........................               47,844                  -                 3,245       51,089
  Deferred stock compensation.........................                 (142)                 -                     -         (142)
  Accumulated other comprehensive income..............                  159                  -                     -          159
  Accumulated deficit.................................              (16,253)              (433)                    -      (16,686)
                                                                 ----------       ------------        --------------   ----------
  Total stockholders' equity..........................               31,636                858                 1,954       34,448
                                                                 ----------       ------------        --------------   ----------
                                                                   $ 53,381             $2,371               $ 3,972     $ 59,724
                                                                 ==========       ============        ==============   ==========

                            See accompanying notes

             ACTUATE CORPORATION AND OPEN SOFTWARE TECHNOLOGY, LLC
  Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations
                     Twelve Months Ended December 31, 1999
                     (in thousands, except per share data)


                                                            Actuate              OST
                                                         For the twelve     For the twelve
                                                          Months ended       Months ended
                                                          December 31,       December 31,         Pro forma           Pro forma
                                                              1999               1999            Adjustments          Combined
                                                         --------------    ---------------      -------------       ------------
Revenues:
License fees.............................................    $    35,014        $         -           $       -        $   35,014
Service..................................................         11,767              9,851                (508)           21,110
                                                             -----------        -----------           ---------        ----------
Total revenues...........................................         46,781              9,851                (508)           56,124
                                                             -----------        -----------           ---------        ----------
Operating expenses:
Cost of license fees.....................................            896                  -                   -               896
Cost of services.........................................          6,021              9,017                (508)           14,530
Selling, general and administrative......................         25,862              1,279                   -            27,141
Research and development.................................          9,289                  -                   -             9,289
Amortization of goodwill and other purchased
intangibles .............................................          1,590                  -               3,275             4,865
                                                             -----------        -----------           ---------        ----------
Total operating expenses.................................         43,658             10,296               2,767            56,721
                                                             -----------        -----------           ---------        ----------

Income (loss) from operations............................          3,123               (445)             (3,275)             (597)
Interest and other income,...............................          1,313                 12                   -             1,325
                                                             -----------        -----------           ---------        ----------

Income (loss) before income taxes ......................           4,436               (433)             (3,275)              728
Provision for income taxes .............................             550                  -                   -               550
                                                             -----------        -----------           ---------        ----------
Net income (loss).......................................     $     3,886        $      (433)          $  (3,275)       $      178
                                                             ===========        ===========           =========        ==========

Basic income per share..................................     $      0.14                                               $
                                                             ===========                                               ==========

Shares used in basic per share calculation..............          26,963                                                   27,014
                                                             ===========                                               ==========

Diluted income per share................................           $0.13                                               $     0.01
                                                             ===========                                               ==========

Shares used in diluted per share calculation............          29,950                                                   30,001
                                                             ===========                                               ==========

                             See accompanying notes

             ACTUATE CORPORATION AND OPEN SOFTWARE TECHNOLOGY, LLC



NOTES  TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


     NOTE 1. Certain pro forma adjustments have been made to the accompanying pro forma combined condensed consolidated financial statements as described below:

(A) Adjustments in the statement of operations and balance sheet reflect elimination of inter-company transactions and balances relating to services provided by OST to Actuate's customers and purchases of training materials by OST.

(b) The balance sheet includes adjustments to reflect recognition of goodwill and other intangible assets and issuance of shares as if the acquisition had occurred on December 31, 1999.

(c) The income statement includes adjustment to reflect amortization of goodwill and other purchased intangible assets during the twelve months ended December 31, 1999 as if the acquisition of OST had occurred as of January 1, 1999. Goodwill and other intangibles arising from the acquisition are being amortized on a straight-line basis over periods not exceeding four years.